STANDARD COMMERCIAL CORPORATION
            SUBSIDIARIES AND AFFILIATES at March 31, 1995        EXHIBIT 21



                                                              State or Country
         Name of Company                                       of Organization

         Standard Commercial Corporation                         North Carolina
            W A Adams Company                                    North Carolina
               General Processors Inc.                           North Carolina
               Middle Belt Suppliers Inc.                        North Carolina
               P.M.A. Tobaccos Inc.                              North Carolina
               The Tobacco Trading Corporation                   Virginia
               Adams International Ltd.                          Thailand
               Exportadora de Tobaco de Honduras S.A. de C.V.    Honduras

            Carolina Home Center Inc.                            North Carolina
            Jas. I. Miller Tobacco Company Inc.                  North Carolina
            Standard Commercial Tobacco Co. Inc.                 North Carolina
               Carolina Trading Corporation                      North Carolina
               CRES Tobacco Company Inc                          North Carolina
               Leaftob Export Inc.                               North Carolina
               Quality Export Inc.                               North Carolina
               Trans-World Trading Inc.                          North Carolina
               Jas. I. Miller Tobacco Co. Ltd.                   Jamaica

            Standard Commercial Services Inc.                    North Carolina
            Standard Wool Inc.                                   Delaware

               Standard Wool France S.A.                         France
                 Peignage de la Tossee S.A.                      France
                 Eusebe Carpentier S.A.                          France
               Advhus Gestion Societe Civile                     France
               Dotra B.V.                                        Netherlands
                 Tentler & Co. B.V.                              Netherlands
                 Haarwasserij en Lijmuleeshandel A.F.
                     Verharen B.V.                               Netherlands
               F Whitley (NZ) Limited                            New Zealand
                 De Spa & Co Ltd.                                New Zealand
                 Industex Ltd.                                   New Zealand
               S H Allen & Sons (Pty) Ltd.                       Australia

            Spierer Freres & Cie S.A.                            Switzerland
               Exelka S.A.                                       Greece
                 Translanta S.A.                                 Greece
               Eryka International S.A.                          Liechtenstein
               Spierer Tutun Ihracat Sanayi Ticaret A.S.         Turkey
               Hermes Tutun Ihracat A.S.                         Turkey

            Standard Commercial Tobacco Company of Canada Ltd.   Canada
               British Leaf Tobacco Company of Canada Ltd.       Canada
            Transconti Srl                                       Italy
            Werkhof GmbH                                         Germany
               Bela Duty Free Import-Export GmbH                 Germany
           Trans-Continental Leaf Tobacco Corporation            Liechtenstein
             AOZT Transcontinental Leaf Tobacco Corporation      Russia
             Burnacon Holdings Inc.                              Panama
             Eryka Mediterranee S.A.R.L.                         Greece
             Esaltab (Zimbabwe) (Pvt.) Ltd                       Zimbabwe
             Inter-Rural Development Corporation Ltd.            Liechtenstein
                Trans-Continental Farming Ltd.                   Canada

             Kortec Ltd.                                         South Korea
             Overseas Properties S.A.                            Luxembourg
             Siam Tobacco Export Corporation Ltd.                Thailand
             Stancan Corporation                                 Panama
             Stancom Tobacco (Private) Ltd                       Zimbabwe
                Combined Tobacco Buyers (Private) Ltd            Zimbabwe
                Tobacco Development Company of Africa
                          (Private) Ltd                          Zimbabwe
                Tobacco Processors (Zimbabwe) (Private) Ltd      Zimbabwe

             Standard Wool S.A.                                  Panama
                Standard Wool Deutschland GmbH                   Germany
                   Lanimex Trading GmbH                          Germany
                   Lohman & Company Wollhandel GmbH              Germany
                   Prolaine Wollhandels  GmbH                    Germany
                Standard Wool South Africa (Pty) Ltd             South Africa
                   Mosenthals Wool & Mohair South Africa
                           (Pty) Ltd                             South Africa
                Standard Wool Australia (Pty.) Ltd.              Australia
                   Hulme Wool Scouring Co. (1938) Pty. Ltd.      Australia
                   Standard Wool Farming Pty. Ltd.               Australia
                   Mascot Wools Pty. Ltd.                        Australia
                   Stawool Brokers Pty. Ltd.                     Australia
                     Independent Wool Dumpers Pty. Ltd.          Australia
                Standard Wool Holdings S.A.                      Argentina
                   Roca SACIF                                    Argentina
                   Standard Wool Argentina                       Argentina
                   Pole Fueguina S.A.                            Argentina

             Transcatab SpA                                      Italy
             Trans-Continental Participacoese
                            Empreendimentos Ltda.                Brazil
           Transhellenic Tobacco S.A.                            Greece
           World Wide Tobacco Espana S.A.                        Spain
           Standard Commercial Tobacco Company (UK) Ltd.         United Kingdom
             Andrew Chalmers (India) Ltd.                        United Kingdom
             N.G. Fleming Ltd.                                   United Kingdom
             George S. Ladas & Son. Ltd.                         Cyprus
             Saloman Bros. Tobacco Company Ltd.                  United Kingdom
                  Leoni & Dent Ltd.                              United Kingdom
                  P.L. Leverson Ltd.                             United Kingdom
             Siemssen Threshie (Jamaica) Ltd.                    Jamaica
             Siemssen Threshie (Malawi) Ltd.                     Malawi

             Stancom Tobacco Company (Malawi) Ltd.               Malawi
                  Tobacco Processors (Malawi) Ltd.               Malawi
                  Limbe Properties Limited                       Malawi

             Standard Commercial Tobacco Co. (Overseas) Ltd.     United Kingdom
             Tobacco Processors (Lilongwe) Ltd.                  Malawi
             Stancom Zambia (Pvt) Ltd                            Zambia

             Standard Wool (UK) Ltd.                             United Kingdom
                   Jacomb Hoare (Bradford) Ltd.                  United Kingdom
                   Thomas Chadwick & Sons Ltd.                   United Kingdom
                   Standard Wool Chile S.A.                      Chile

             Standard Commercial Tobacco Services (UK) Ltd.      United Kingdom